Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3, No. 333-182394) of América Móvil, S.A.B. de C.V., of our report dated April 22, 2013, with respect to the effectiveness of internal control over financial reporting of América Móvil, S.A.B. de C.V., included in this Amendment No. 1 on Form 20-F/A.

Mancera, S.C.
A member practice of
Ernst & Young Global

/s/ Omero Campos Segura
C.P.C. Omero Campos Segura

Mexico City, Mexico

September 2, 2013